Exhibit 3.144

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 09:00 AM 11/17/1998

981444001 - 2583983

FILE NO.: 2583983

STATE OF DELAWARE

CERTIFICATE TO RESTORE TO GOOD

STANDING A DELAWARE LIMITED PARTNERSHIP

(Pursuant to Title 6, Sec. 17-1109)

1.	Name of Limited Partnership:

RURAL/METRO OF INDIANA II, L. P.

2.	Date of original filing with Delaware Secretary of State: January 19, 1996

I, Steven M. Faggella, General Partner or Liquidating Trustee of the above named limited partnership do hereby certify that this limited partnership is paying all annual taxes, penalties and interest due to the State of Delaware.

I do hereby request this limited partnership be restored to Good Standing.

By:
General Partner
or
Liquidating Trustee

Name:	Steven M. Faggella
Type or Print

Signed by Steven M. Faggella As Assistant Secretary for the Aid Ambulance Company, Inc. General Partner of Rural/Metro of Indiana II, L.P.

STATE OF INDIANA

OFFICE OF THE SECRETARY OF STATE

CERTIFICATE OF AUTHORIZATION

Whom These Presents Come, Greetings:

I, TODD ROKITA, Secretary of State of Indiana, do hereby certify that I am, by virtue of the laws of the State of Indiana, the custodian of the corporate records, and proper official to execute this certificate.

I further certify that records of this office disclose that

RURAL/METRO OF INDIANA II, L.P.

duly filed the requisite documents to commence business activities under the laws of State of Indiana on February 23, 1996, and was in existence or authorized to transact business in the State of Indiana on February 11, 2005.

I further certify this Foreign Limited Partnership (LP) has filed its most recent report required by Indiana law with the Secretary of State, or is not yet required to file such report, and that no notice of withdrawal, dissolution or expiration has been filed or taken place.

In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the city of Indianapolis, this Eleventh Day of February, 2005.

TODD ROKITA, Secretary of State

LP 96020042/2005021154197